Exhibit 99.1

DIH Announces Strategic Partnership with Nobis Rehabilitation Partners

Norwell, MA and Allen, TX – January 28, 2025 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced its new partnership with Nobis Rehabilitation Partners. This collaboration signifies an important advancement as Nobis plans to integrate Andago®, an overground gait and balance training device, into every one of their newly established hospitals.

Based in Allen, Texas, Nobis Rehabilitation Partners was founded in 2018 and has rapidly expanded to develop, open, and manage over 17 inpatient rehabilitation hospitals, with more in development across the US. The Nobis-managed hospitals are distinguished by their commitment to delivering high quality rehabilitation services through incorporating advanced rehabilitation technologies. The new partnership aims to set a best practice in rehabilitative therapies with the goal of patients benefiting from state-of-the-art treatment while the hospital rehab therapy team gains access to innovative technology that protects both the patients and team from the risk of injury during therapy.

The synergy between DIH's technological prowess and Nobis' clinical expertise promises not only to elevate the quality of care but also to expand accessibility to treatment for patients with diverse levels of impairment from disabling diseases and injuries such as stroke, spinal cord injury, brain injury, and other neurologic and orthopedic diseases. Andago®, a lower extremity rehabilitation device, provides intelligent dynamic body weight support, allowing patients to practice walking and standing safely and effectively while minimizing strain on the treating clinician.

"We are excited about this ongoing collaboration with Nobis Rehabilitation Partners as it exemplifies our commitment to enhancing patient outcomes through innovative technology," said Dr. Patrick Bruno, Chief Market Officer at DIH. "By integrating our Andago device into their hospitals, we aim to provide clinicians with tools that enhance therapeutic effectiveness and patient safety.”

"Our partnership with DIH enhances our ability to deliver exceptional care through inspired people and innovative solutions." said Nikki Blattner, Corporate Director of Therapy at Nobis Rehabilitation Partners. "By integrating the Andago V2.0 device into our hospitals, we reinforce our commitment to industry-leading programs and our vision to be the medical leader within our communities.”

DIH remains committed to revolutionizing movement therapy through cutting-edge technology that complements Nobis’s dedication to high-quality rehabilitation therapies. This partnership will enable both companies to expand their reach and impact within the physical and medical rehab industry, setting new standards in delivering quality-driven results and efficiency in rehabilitation services.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

About Nobis Rehabilitation Partners

Nobis Rehabilitation Partners, owned by Nobis Rehabilitation Holdings brings together healthcare providers, developers, and investment partners to design, operate, and manage inpatient rehabilitation hospitals. Nobis Rehab currently has opened 17 hospitals and has another 7 under construction. Patients will receive exceptional care from highly experienced and inspired caregivers in the most uniquely designed and efficient hospital. For more information, visit nobisrehabpartners.com.

Caution Regarding Forward-Looking Statements
This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek

Investor.relations@dih.com